FINANCIAL STATEMENTS
  EUTRO GROUP HOLDlNG INC
  SEPTEMBER  30, 1998






                                  EUTRO GROUP HOLDING, INC
                                     FOR THE YEAR ENDED
                                     SEPTEMBER 30 1998


                                  TABLE OF CONTENTS



                                                         Page    Number
Accountants Report                                         1

Balance Sheet                                              2

Statement of Operations                                    3

Statement of Changes in Shareholders' Deficit              4

Statement of Cash Flow                                     5

Notes to Financial Statements                             6-8
























 To the Board of Directors and Shareholders' of Eutro Group Holding, Inc.


I have audited the accompanying balance sheet of Eutro Group Holding, Inc
(a Florida corporation) as of September 30, 1998 and the related statement of operations, changes in shareholders' deficit and cash flows for the year then ended. In accordance with Statements on Standard for Accounting and Review Services issued by The American Institute of Certified Public Accounts

A compilation is limited to presenting in the form of financial statements information that is the representation of management. I have not audited or reviewed the accompanying financial statements and, accordingly, do not express an opinion or any other form of assurance on them.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company, has a very limited operating history, has a shareholder and working capital deficiency of $2,506,114 and $198,209 respectively, and has suffered recurring losses since inception. The Company's lack of financial resources and liquidity as of September 30, 1998 raises substantial doubt about its ability to continue as a going conc nt's plans regarding those matters also are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Aaron Stein
Cedarhurst, New York
November 10, 1999




















                             EUTRO GROUP HOLDING, INC.
                               BALANCE SHEET
                               SEPTEMBER 30 1999

                                     ASSETS


 Current  assets:
 Cash                                         $0

Fixed Assets:
Furniture and equipment                    28,908
Less: accumulated depreciation            (20,682)                  8,226
Other assets
          Escrow                                                   26,000

          TOTAL ASSETS                                            $34,226

                           LIABILITIES AND SHAREHOLDERS' DEFICIT

Current Liabilities:
Accounts payable and accrued expenses         $129,581
Preferred dividends                             68,628

Total current liabilities                                           $198,209

Other long-term liabilities                                          2,342,131

Shareholders deficit:
Common stock, $.10 par value,
authorized 500,000,000 shares,
100,793,040 issued and outstanding       $10,079,304

Preferred stock, $.10 par value,
authorized 5,000,000 shares
428,928 issued and outstanding                42,893

Additional paid-in capital                  (872,551)

Accumulated deficit                       (11,755,760)

Total shareholders' deficit                                     ( $2,506,114)

TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT                          $34,226

               See accompanying notes to financial statements
                        EUTRO GROUP HOLDING, INC.
                         STATEMENT OF OPERATIONS
                  FOR THE YEAR ENDED SEPTEMBER 30, 1998

REVENUE                                                            $99,933

Administrative and operating expenses                              283,841


Loss from continuing operations before
other income (expense)                                            (183,908)


Other income (expenses)
        Interest expense                                          (39,179)

Loss from operations                                             (223,087)

Gain on sale of subsidiary                                      1,000,000

Net loss                                                       $(776,913)


Earnings per share of common stock                              $0.0078

              See accompanying notes to financial statements




















                         EUTRO GROUP HOLDING, INC.
                STATEMENT OF CHANGES IN SHAREHOLDERS EQUITY
                    FOR THE YEAR ENDED SEPTEMBER 30, 1998

                        Common       Common     Additional
                        Stock        Stock      Paid-In        Accumulated
                        Shares       $.10 Par   Capital        Deficit
                                     Value        Capital

 Balance
 September 30, 1997   98,479,045   $9,847,904   $(668,151)    $(11,532,673)


Issuance of common
stock for services
rendered and
settlement of
liabilities           2,313,995       231,400     (204,400)

Net profit              -                -          -              776,913


Distribution of
assets to
shareholders           -                -          -             (1,000,000)


Balance
September 30, 1998  100,793,040     $10,079,304     $(872,551)  $(11,755,760)





















                                  EUTRO GROUP HOLDING, INC.
                                  STATEMENT OF CASH FLOW
                    FOR THE YEAR ENDED SEPTEMBER 30, 1998

Cash flows from operating activities:

Net profit                                                       $776,913
    Adjustments to reconcile net loss to
       net cash used by operating activities:
       Issuance of common stock for
       services rendered  and liabilities         $231,400


Changes in operating assets and liabilities:
Accounts payable and accrued expenses                172,647
Preferred dividends                                   68,628
Other long term-liabilit                            (249,588)       223,087

Net cash used in operating activities                             1,000,000


Cash flow from financing activities:
     Distribution of assets to shareholders                       (1,000,000)


Increase in Cash                                                          0

Cash at beginning of year                                                 0

Cash at end of year                                                      $0


             See accompanying notes to financial statements













                              EUTRO GROUP HOLDING, INC.
                        NOTES TO FINANCIAL STATEMENTS
                              SEPTEMBER  30, 1998


Note 1: Organization, Business and Significant Accounting Policies

Organization

Eutro Group Holding, Inc. was incorporated under the law of the State of Florida in September 1991. In that month it completed a reverse acquisition of Bio Analytic Laboratories, Inc. Which then became a wholly owned operating subsidiary of the Company. On May 6, 1998, the Company sold its Bio-Analytic Laboratories, Inc. subsidiary to Cypro Environmental
Group, Inc. (Cypro) As consideration for this sale, the Company received 500,000 shares of Cypro common stock, which is valued at $1,000,000. The Cypro commom stock was then distributed to the Company's shareholders.

Business

Eutro Group Holding is a holding corporation. Its principal business is to own operating subsidiaries and assist these companies as well as other small and medium size companies with research, development, marketing and sales. Additionally, the Company will assist in the development of business plans and specializes in financial public relations.

 Computation of loss per share

Net loss per share is based upon the weighted average number of shares of Common Stock and common equivalent shares consisting of options ( using the treasury stock method ) outstanding for each of the periods presented. Common equivalents shares are not considered if the result would be anti-dilutive

Note 2: Going Concern Consideration

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern The Company has a very limited operating history, has a shareholder and working capita) deficiency of $2,506,114 and $198,209 respectively and had losses since inception. The Company's lack of financial resources and liquidity at September 30, 1999 raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result come of this uncertainty. The Company has been dependent upon raising debt and equity funding to remain in existence as a going concern Its continued existence is also dependent on equity funding.




Note 2: subsequent Event

With respect to the Company's going concern considerations, on May 17, 1999, negotiations were concluded by which Eutro Group
Holding, Inc. would be acquired by Ivy Entertainment. Com. Inc.
(by) in a reverse merger.

As consideration for this reverse merger, the Company will issue and exchange 8,575,000 shares of its common stock, after it has undergone a 250 for 1 reverse split. These shares are to be issued to the sole shareholder of Ivy, Mr. Richard Gladstone, in exchange for 1000 shares of common stock of Ivy which is the total amount of common stock issued and outstanding. The shares of the Company's common stock received by Mr. Gladstone pursuant to the reverse acquisition agreement will be restricted stock as defined in Rule 144 of the Securities act.

To effectuate the merger Ivy must represent to the Company that it has a minimum of $5,000,000 in tangible assets when the merger is compered.

On August 10, 1999 the shareholders of the Company approved the reverse merger of the Company and Ivy.

Note 3: Shareholder' Deficit

In exchange for service from non-employees and in settlement of liabilities the Company issued 2,313,995 shares of common stock.

Note 4:  Income Taxes

Statement of Financial Accounting Standards No. 109 (FAS 109),
"Accounting for Income Taxes' is effective for financial statements issued for fiscal years beginning on or after December 15, 1992. Under FAS 109 deferred income taxes generally represent the future tax effect of existing differences between the book and tax bases of assets and liabilities, using the tax rates and laws existing as of the latest balance sheet date. The
Company has not elected early adoption of this statement. The adoption of FAS 109 is not expected to have a material effect on the Company's financial position or results of due to the Company's NOL position and recent losses. The Company expects to record a deferred tax asset which will be fully reserved through the recording of a 100% valuation allowance.